Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GigaBeam Corporation
Herndon, VA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2006, relating to the consolidated financial statements, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Bethesda, MD

September 20, 2006